UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2012

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751
(Address of Principal Executive Offices, including zip code)

(315) 926-8100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has appointed Timothy Benjamin, age 53, as the Company’s Senior Vice President, Chief Financial Officer and Treasurer.  This appointment is effective June 11, 2012.  Mr. Benjamin comes to the Company with more than 30 years of work experience in finance, treasury, tax and risk management areas.  Mr. Benjamin was most recently Corporate Treasurer at North American Breweries in Rochester, New York, since 2011, and prior to that he was Director of Treasury and Tax Operations at IEC Electronics Corporation in 2010, and was with Birds Eye Foods, Inc. for 15 years prior in increasingly responsible financial positions, reaching the position of Vice President and Treasurer in 2008.  There are no family relationships between Mr. Benjamin and any director or executive officer of the Company.

On May 24, 2012, the Company appointed Kraig H. Kayser acting Chief Financial Officer until Mr. Benjamin joins the Company.  Mr. Kayser, age 51,  has been with the Company since 1985 serving as President and Chief Executive Officer of the Company since 1993, Chief Financial Officer of the Company from 1991 to 1993, and Director of the Company since 1985.  As previously announced, Roland E. Breunig retired as Chief Financial Officer of the Company effective April 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:           May 31, 2012

SENECA FOODS CORPORATION

By: /s/Kraig H. Kayser
Kraig H. Kayser
President, Chief Executive Officer and acting Chief Financial Officer